FULLER, TUBB, POMEROY, KIRSCHNER, BICKFORD, & STOKES
                           A Professional Corporation
                          100 North Broadway, Suite 3300
                          Oklahoma City, OK 73102-8805
                             Telephone 405-239-3300
                                Fax 405-235-3352
                           e-mail ftp1@concentric.net


Thomas J. Kenan, Of Counsel


                                October 16, 1998









Albert L. Welsh, President
TechLite, Inc.
Suite 202
4334 Northwest Expressway
Oklahoma City, OK  73112

                                            Re:      TechLite, Inc.

Dear Mr. Welsh:

I have reviewed the Form SB-2 and Form S-4 Registration Statements of TechLite, Inc. and am of the opinion that the securities being registered on the Form SB-2 have been legally issued, are fully paid, and are non-assessable and that the securities being registered on the Form S-4, when issued, will have been legally issued, fully paid and will be non-assessable.

                                                     Sincerely,


                                                     /s/ Thomas J. Kenan

                                                     Thomas J. Kenan

TK:sa


                                                                      Exhibit 5